UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

WOODWARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-8408	26-1984010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1081 Woodward Way

Fort Collins, Colorado 80524

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (970) 482-5811

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.001455 per share	WWD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 6, 2020, Woodward, Inc. (the “Company”) announced the authorization and declaration of a dividend distribution of one right (a “Right”) for each outstanding share of common stock, par value $0.001455 per share (the “Common Stock”), of the Company to stockholders of record as of the close of business on April 16, 2020 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Participating Preferred Stock, par value $0.003 per share (the “Preferred Stock”), of the Company at an exercise price of $480.00 (the “Exercise Price”). The complete terms of the Rights are set forth in a Preferred Stock Rights Agreement (the “Rights Agreement”), dated as of April 5, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.

The Board of Directors of the Company (the “Board”) adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15% or more of the Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company.

Distribution and Transfer of Rights; Rights Certificates

The Board has declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below:

•	the Rights will be evidenced by and trade with the certificates for the Common Stock (or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry), and no separate rights certificates will be distributed;

•	new Common Stock certificates issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated Common Stock registered in book entry form, this legend will be contained in a notation in book entry); and

•	the surrender for transfer of any certificates for Common Stock (or the surrender for transfer of any uncertificated Common Stock registered in book entry form) will also constitute the transfer of the Rights associated with such Common Stock.

Rights will accompany any new Common Stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following (i) the 10th business day (or such later date as may be determined by the Board) after the public announcement that a person or group of affiliated or associated persons (such person or group, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the Common Stock or (ii) the 10th business day (or such later date as may be determined by the Board) after a person or group announces a tender or exchange offer that would result in ownership by a person or group of 15% or more of the Common Stock. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities. Coordinated or parallel actions by persons or groups may implicate the Rights Agreement.

The date on which the Rights separate from the Common Stock and become exercisable is referred to as the “Distribution Date.”

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date, and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Preferred Stock Purchasable Upon Exercise of Rights

After the Distribution Date, each Right will entitle the holder to purchase, for $480.00 (the “Exercise Price”), one one-thousandth of a share of Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Preferred Stock is intended to give the stockholder approximately the same dividend, voting and liquidation rights as would one share Common Stock, and should approximate the value of one share of Common Stock.

More specifically, each one one-thousandth of a share of Preferred Stock, if issued, will:

•	not be redeemable;

•	entitle holders to quarterly dividend payments of $0.001 per one-thousandth of a share, or an amount equal to the dividend paid on one share of Common Stock, whichever is greater;

•	entitle holders upon liquidation either to receive $1 per one-thousandth of a share or an amount equal to the payment made on one share of Common Stock, whichever is greater;

•	have the same voting power as one share of Common Stock; and

•	entitle holders to a payment per one-thousandth of a share equal to the payment made on one share of Common Stock if the Common Stock is exchanged via merger, consolidation or a similar transaction.

Flip-In Trigger

If an Acquiring Person obtains beneficial ownership of 15% or more of the Common Stock, then each Right will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be void.

Flip-Over Trigger

If, after an Acquiring Person obtains 15% or more of the Common Stock, (i) the Company merges into another entity, (ii) an acquiring entity merges into the Company or (iii) the Company sells or transfers more than 50% of its assets, cash flow or earning power, then each Right (except for Rights that have previously been voided as set forth above) will entitle the holder thereof to purchase, for the Exercise Price, a number of shares of common stock of the person engaging in the transaction having a then-current market value of twice the Exercise Price.

Redemption of the Rights

The Rights will be redeemable at the Company’s option for $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time on or prior to the 10th business day (or such later date as may be determined by the Board) after the public announcement that an Acquiring Person has acquired beneficial ownership of 15% or more of the Common Stock. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend or a stock split.

Exchange Provision

At any time after the date on which an Acquiring Person beneficially owns 15% or more of the Common Stock and prior to the acquisition by the Acquiring Person of 50% of the Common Stock, the Board may exchange the Rights (except for Rights that have previously been voided as set forth above), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment). In certain circumstances, the Company may elect to exchange the Rights for cash or other securities of the Company having a value approximately equal to one share of Common Stock.

Expiration of the Rights

The Rights expire on the earliest of (i) 5:00 p.m., New York City time, on April 5, 2021 (unless such date is extended) or (ii) the redemption or exchange of the Rights as described above.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (i) cure any ambiguities, (ii) shorten or lengthen any time period pursuant to the Rights Agreement or (iii) make changes that do not adversely affect the interests of holders of the Rights.

Voting Rights; Other Stockholder Rights

The Rights will not have any voting rights. Until a Right is exercised, the holder thereof, as such, will have no separate rights as stockholder of the Company.

Anti-Dilution Provisions

The Board may adjust the Exercise Price, the number of shares of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock.

With certain exceptions, no adjustments to the Exercise Price will be made until the cumulative adjustments amount to at least 1% of the Exercise Price. No fractional shares of Preferred Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

The foregoing description of the Preferred Stock Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Stock Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

On April 6, 2020, the Company issued a press release announcing the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on January 12, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hexcel Corporation (“Hexcel”) and Genesis Merger Sub, Inc., a wholly owned subsidiary of Woodward (“Merger Sub”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth therein, Merger Sub would merge with and into Hexcel, with Hexcel surviving the merger (the “Merger”) as a wholly owned subsidiary of Woodward.

On April 5, 2020, the Company, Hexcel and Merger Sub entered into an agreement to terminate the Merger Agreement (such agreement, the “Termination Agreement”), without liability to Woodward, Hexcel, or any of their respective subsidiaries, directors or officers. The material circumstances surrounding the decision to enter into the Termination Agreement include the economic uncertainties in both the aerospace and industrial sectors resulting from the global health crisis caused by the coronavirus (COVID-19) pandemic. Neither party will be required to pay the other a termination fee as a result of the mutual decision to terminate the Merger Agreement.

The foregoing summary of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached as Exhibit 10.1 and incorporated by reference.

On April 6, 2020, the Company and Hexcel issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information included in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer and Director Compensation Changes

On April 3, 2020, the Compensation Committee of the Board approved a reduction of company officers’ salaries through 2020, effective immediately, and the elimination of any annual bonus payments in 2020. The CEO’s salary was reduced by 25% and all other officers’ salaries were reduced by 10%. In addition, the Board approved a reduction of the directors’ base retainers by 25%, effective as of the next regular quarterly installment payment.

The reductions were approved at management’s request as part of a broader cash conservation effort to mitigate the impact of the COVID-19 pandemic on the Company’s business.

Thomas Gendron Withdrawal of Retirement

As part of the original announcement of the Merger, Thomas A. Gendron, 59, the Company’s Chairman, Chief Executive Officer and President, had announced his intention to retire one year following the closing of the Merger. With the termination of the Merger Agreement, Mr. Gendron no longer plans to retire and will continue to serve in his current capacity.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on April 6, 2020, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, powers and preferences of the Preferred Stock.

The summary of the rights, powers and preferences of the Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 6, 2020, the Company announced that, due to significant global uncertainty resulting from the coronavirus (COVID-19) pandemic, the Company is withdrawing its full-year 2020 guidance.

On April 6, 2020, the Company also announced it will implement certain actions in response to the COVID-19 pandemic, including a hiring freeze, layoffs, furloughs, salary reductions for officers, a company-wide wage freeze and elimination of annual bonus payments for officers and non-officers, as well as reduction of working capital, capital expenditures, and non-essential costs. The Company continues to evaluate what additional actions may be necessary related to the ongoing economic uncertainty.

On April 6, 2020, the Company also announced a reduction of its quarterly dividend to $0.08125 per share.

A copy of the press release announcing these actions is filed herewith as Exhibit 99.1 and such press release is incorporated by reference herein.

Notice Regarding Forward-Looking Statements

Certain of the matters discussed in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Forward looking statements in this report include, but are not limited to statements regarding Woodward’s beliefs regarding the economy and planned actions in relation to the current economic environment, including actions with respect to cash management, employees, working capital, expenses and compensation of officers and employees, the company’s dividend and strategies for navigating the current environment and the expected consequences of such strategies as well as statements about the Rights Plan. Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, risks relating to the coronavirus (COVID-19) pandemic and its effect on U.S. and world financial markets, changes in consumer behaviors and impacts on and modifications to the operations and business of Woodward relating thereto, the business, economic and political conditions in the markets in which Woodward operates; and the fact that Woodward’s reported earnings and financial position may fluctuate or be adversely affected by factors outside of Woodward’s control. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this report are described in Woodward’s and Hexcel’s publicly filed reports, including Woodward’s Annual Report on Form 10-K for the year ended September 30, 2019 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2019.

Woodward cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements that it makes except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series B Participating Preferred Stock.

4.1	Preferred Stock Rights Agreement, dated as of April 5, 2020, by and between Woodward, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent.

10.1	Mutual Termination Agreement, dated as of April 5, 2020, by and among Woodward, Inc., Hexcel Corporation and Genesis Merger Sub, Inc.

99.1	Press Release of Woodward, Inc., dated April 6, 2020.

99.2	Joint Press Release of Woodward, Inc. and Hexcel Corporation, dated April 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD, INC.

By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: April 6, 2020